Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Knight-Ridder, Inc. (the “Company”) on Form 10-Q for the period ended March 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary R. Effren, Senior Vice President/Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary R. Effren

Gary R. Effren Senior Vice President/Chief Financial Officer May 1, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification required by Section 906 has been provided to Knight-Ridder, Inc. and will be retained by Knight-Ridder, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.